                                                                   EXHIBIT 3.27

                            ARTICLES OF INCORPORATION

                                       OF

                          MILTON G. WALDBAUM COMPANY

         KNOW ALL MEN BY THESE PRESENTS, That we, the undersigned, have associated ourselves together for the purpose of establishing a corporation under the laws of the State of Nebraska, and for that purpose do hereby adopt these Articles of Incorporation:

                                   ARTICLE I.

         The name of this corporation shall be MILTON G. WALDBAUM COMPANY.

                                   ARTICLE II.

         The principal office and place of business of this corporation is to be located in the City of Wakefield, County of Dixon and State of Nebraska. The name of the resident agent in charge of this corporation is Daniel W. Gardner, whose address is Wakefield, Nebraska.

                                  ARTICLE III.

         The nature of the business and the objects and purposes to be transacted, promoted and carried on by this corporation are:

         (a) To buy, sell and deal in eggs and poultry of all kinds; and deal in, at wholesale or retail, eggs, poultry and all kinds of farm produce; to process such poultry and eggs and farm produce to a condition appropriate for market.

         (b) To manufacture, process, buy, sell, import, export, distribute and generally deal in food and cereal products and materials of all classes and description whether in the form and condition originally produced or processed in any manner for market.

         (c) To acquire, own, hold, lease or hire and operate motor vehicles for transporting property, both property of its own and property of others, as a carrier for compensa-tion over and upon the public highways of the States of the United States, Mexico and Canada; to arrange for transportation by other carriers either by motor vehicle, rail, or otherwise; to own, control, lease and operate offices, garages and terminal yards in connection with said business; to do all acts and things necessary, convenient, expedient or incident to carrying out the purposes of operating a motor truck line, engaging in the business of a broker, and engaging in the business of preparing property so that it may be moved by this corporation in its transportation activities or by other transportation agencies. It is further within the purposes and powers of this corporation to transport or arrange for the transportation of property of all types.

         (d) To buy, acquire, hold, manage, handle, improve, develop, rent, lease, sub-lease, mortgage, sell, improve and convey any and all kinds of real estate wherever situated; to buy, acquire, hold, mortgage, sell, transfer, assign and dispose of leasehold interests, contracts and options for the purchase, leasing, sale and exchange of real estate and any interest in real estate, assignments of rent, real estate mortgages and liens and any and every kind of right, interest and estate in and contract with respect to real property wherever situated; to build, construct, alter, rent, lease, operate and handle generally, buildings and other structures on real property; to maintain and operate warehouses for the storage and deposit of goods and merchandise of all kinds and description and conduct all business pertaining thereto; to purchase or otherwise acquire, hold, sell, transfer and dispose of stocks, bonds and other securities, evidences of indebtedness and obligations of every kind and nature; to buy, handle, sell and dispose of any and all kinds of merchandise and other personal property incidental to or convenient in carrying on the business of the corporation; and generally to do all other lawful acts and things necessary or incidental to or convenient in the carrying on of the business of the corporation or some part thereof. The corporation shall also have power to act as agent or broker for others in doing any of the acts or things and in transacting any of the business herein referred to.

         (e) To conduct and carry on a general warehousing business; to maintain and keep storage warehouses for the storage and deposit of goods and merchandise of all kinds and descriptions and conduct all business appertaining thereto including the making of advances on goods stored and deposited with it; to receive for safekeeping or storage, goods, wares, merchandise and property of all kinds; to insure or cause to be insured for the owner or owners thereof against all loss by fire or water whether in transit or in storage; to issue receipts or certificates for goods, wares, merchandise or property on the premises or under the control of said corporation at the time of issuing such receipt or certificate, whether the property evidenced by such receipts is the property of this corporation or the property of any other person, firm or corporation.

         (f) To enter into, make and perform contracts of every kind, character and description, with any person, firm, association, corporation, municipality, county, state, body politic or government or any division or dependency thereof and to make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

         (g) To borrow or raise monies for any of the purposes of the corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the real and personal property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other instruments or evidences of indebtedness, whether negotiable or nonnegotiable, for its corporate purposes.

         (h) To purchase, hold, sell and transfer the shares of its own capital stock, provided, it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as otherwise permitted by law, and provided, further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, and shall not be entitled to the declaration of any dividends thereon.

         (i) To purchase, subscribe for or otherwise acquire, own, hold, use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, contracts or obligations and to pay therefor in whole or in part in cash or by exchanging therefor other property, including stocks, bonds, debentures, notes or other evidences of indebtedness or obligations, and to receive, collect and dispose of the interest, dividends and income arising from such property and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting rights on any stocks.

         (j) To enter into, make and perform contracts of every kind, character and description with any person, firm, association, corporation, municipality, county, state, body politic or government or any division or dependency thereof.

         (k) To have one or more offices in any of the states, districts, territories or colonies of the United States and in any foreign countries; subject to the laws of such state, district, territory, colony or country.

         (l) Without in any manner limiting any of the objects and powers of this corporation it is further provided that this corporation shall have the power to do any and all acts and things which may be necessary or convenient for the purpose of obtaining or furthering any of its objects and shall have all the powers which natural persons could do and exercise and which now or hereafter may be authorized by law.

                                   ARTICLE IV.

         The names and places of residence of each of the incorporators of this corporation are as follows:

         G. Steinert, 737 Omaha National Bank Building, Omaha, Nebraska

         R. Cohen., 737 Omaha National Bank Building, Omaha, Nebraska

                                   ARTICLE V.

         This corporation is to have perpetual existence.

                                  ARTICLE VI.

         The private property of the stockholders of this corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE VII.

         The minimum amount of capital with which this corporation shall commence business is One Thousand ($1,000.00) Dollars.

                                 ARTICLE VIII.

         The total number of shares of stock which this corporation shall have authority to issue shall be one thousand (1,000) shares, all of one class, and of the par value of One Hundred Dollars ($100.00) each, all of which when issued shall be fully paid and non-assessable.

                                  ARTICLE IX.

         In furtherance and not in limitation of the general powers conferred by the laws of the State of Nebraska, the Board of Directors is expressly authorized to set apart out of any funds of the corporation available for dividends, a reserve for any proper purpose and to abolish any such reserve in the manner in which it was created.

         IN WITNESS WHEREOF, we have hereunto set our hands this _______ day of May, 1959.



                                                 /s/ G. Steinert
                                                --------------------------------
                                                G. Steinert



                                                 /s/ R. Cohen
                                                --------------------------------
                                                R. Cohen

STATE OF NEBRASKA   )
                    )  SS
COUNTY OF DOUGLAS   )

         On this 29 day of May, 1959, personally appeared before me, a Notary Public in and for said County, G. Steinert and R. Cohen, all of the parties and signers of the foregoing Articles of Incorporation, known to me to be such, and they acknowledged the said Articles of Incorporation to be their voluntary act and deed.

         WITNESS my hand and notarial seal the date last aforesaid.




[SEAL]                                           /s/ Paul F. Good
                                                --------------------------------
                                                Notary Public


My Commission expires: July 9, 1963

                             THE WAKEFIELD REPUBLICAN

                               WAKEFIELD, NEBRASKA

                                Monsky, Grodinsky,
                             Good & Cohen, Attorneys
                            737 Omaha Nat'l. Bank Bldg.

                                    NOTICE OF
                                   INCORPORATION

      Notice is hereby given of the incorporation by the undersigned of a corporation under the laws of the State of Nebraska. The name of the corporation is Milton G. Waldbaum Company. The principal place of business of said corporation is in Wakefield, Dixon County, Nebraska. The general nature of the business to be transacted by the corporation is to buy, sell and deal in eggs and poultry and other farm produce of all kinds; to manufacture, process, buy, sell and deal in food and cereal products and materials; to do a general transportation business, including motor truck transportation of property of its own and others; to purchase, acquire, own, hold, lease, manage and otherwise deal in and with real and personal property of every kind, character and description; to construct and erect and to improve, alter and repair buildings or other structures; to enter into, make and perform contracts of every kind and nature; to make any guaranty respecting stocks, securities, indebtedness, contracts and other obligations; to borrow money and to issue evidences of indebtedness therefor, and to pledge or otherwise encumber by mortgage or otherwise, all or any part of the corporate property as security therefor; to buy, handle, sell and dispose of any and all kinds of merchandise and other personal property; to conduct a general warehousing business; to maintain and keep storage warehouses for the storage and deposit of goods, wares and merchandise of all kinds and description; to issue receipts or certificates for goods, wares, merchandise or property on the premises; to purchase, hold, sell and transfer the shares of its own capital stock, provided it shall not impair its capital by such purchases, except as other [ILLEGIBLE]


                        AFFIDAVIT OF PUBLICATION

                                ------

                        THE STATE OF NEBRASKA)
                                             )ss
                             Dixon County    )

I, [ILLEGIBLE], of said County, being first duly sworn, do depose and say that I am Publisher of The Wakefield Republican, which is a legal paper, printed part and wholly published in its office in Wakefield, Dixon county, Nebraska for more than 52 consecutive weeks prior to the first publication of the annexed notice and the present time; that said newspaper now has and during all of said time had a bona fide circulation of more than 300 copies weekly within said Dixon County, and that the notice hereto attached has been published in the above named publication for 3 consecutive weeks, namely:

   July 2, 1959


   July 9, 1959


   July 16, 1959


          , 19

          , 19

/S/ [ILLEGIBLE]
---------------------------

---------------------------
Subscribed and sworn to before me this 16th day of July, 1959

/S/   [ILLEGIBLE]
----------------------------
       Notary Public


Printer's Fee $36.05

Affidavit ---------

TOTAL        $-----



[ILLEGIBLE] directly or indirectly; to purchase or otherwise acquire and to own and hold shares of stock in other corporations; to have one or more offices in any of the states or territories of the United States and in any foreign countries; to do any and all acts and things which may be necessary or convenient for the purpose of furthering its objects; and to exercise all of the powers conferred by the laws of Nebraska upon corporations; and to do any and all things hereinbefore set forth to the same extent that natural persons could do. The amount of capital stock authorized is $100,000.00 divided into 1000 shares of the par value of $100.00 per share, all of one class, each of which shares when issued shall be fully paid and nonassessable. The minimum amount of capital with which the corporation shall commence business is $1000.00. The time of the commencement of the corporation was June 1, 1959, and the corporation is to have perpetual existence. The affairs of the corporation are to be conducted by a Board of Directors and by officers, consisting of a President, Vice-President, Secretary and Treasurer and such other officers as may be determined by the Board of Directors.

           G. Steinert


           R. Cohen


(Publ. July 2, 9, 16, 1959)

                                                          MAY 24  1985 32031

                                                        STATE OF NEBRASKA  )
                              ARTICLES OF AMENDMENT     SECRETARY'S OFFICE ) SS
                                                        Received and filed for
                                       OF               record and recorded on
                                                        film roll 85-11 at
                           MILTON G. WALDBAUM COMPANY   page 1275
                                                        /s/ Allen J. Beermann
                                                        ------------------------
                                                              Secretary of State
                                                        By [ILLEGIBLE] Pd. 69.00
                                                          ----------------------

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Milton G. Waldbaum Company.

                                   ARTICLE II

                                   AMENDMENTS

         The Articles of Incorporation are amended by revoking the current
Article VIII and adopting the following in substitution thereof:

                                  ARTICLE VIII

         The Corporation shall have authority to issue a total of 1,184,600 shares of Capital Stock of which 12,000 shares shall be of one class designated as Voting Common Stock which shall have a par value of Ten Cents ($.10) per share; and of which 1,000 shares shall be of one class designated as Nonvoting Common Stock which shall have a par value of Ten Cents ($.10) per share; and of which 585,800 shares shall be of one class designated as Noncumulative Voting Preferred Stock which shall have a par value of Ten Cents ($.10) per share; and of which 585,800 shares shall be of one class designated as Noncumulative Nonvoting Preferred Stock which shall have a par value of Ten Cents ($.10) per share.

         The preferences, limitations and relative rights of the classes of Voting Common, Nonvoting Common, Noncumulative Voting Preferred and Noncumulative Nonvoting Preferred Stock are as follows:

         (1) The Voting Common Stock and Nonvoting Common Stock shall be the same in all respects except as to voting power. The Noncumulative Voting Preferred Stock and Noncumulative Nonvoting Preferred Stock shall be the same in all respects except as to voting power and shall for purposes of subsections (2) and (3) of this Article VIII be referred to as the "Preferred Stocks".

         (2) (a) From and after the date on which shares of the Preferred Stocks are issued, the holders thereof shall be entitled to receive annual cash dividends at the rate of $.50 per share, per fiscal year of the Corporation.

         (b) Dividends on shares of the Preferred Stocks shall be computed from the first day of the month next following the date of their issuance and shall be payable on the fifteenth day of each June thereafter (the "Dividend Dates") or upon such more frequent schedule as the Board of Directors may from time to time direct.

         (c) The holders of shares of the Preferred Stocks shall not be entitled to any other dividends, whether in cash, property or stock.

         (d) Payment of dividends on shares of the Preferred Stocks shall be paid before any dividend or other distribution may be declared, paid upon or set apart for the Voting Common Stock or Nonvoting Common Stock or any other shares of Capital Stock now or hereafter authorized or issued by the Corporation.

         (f) Dividends on the shares of the Preferred Stocks shall not be cumulative and shall be payable only out of earnings or assets of the Corporation legally available for the payment of dividends and only as and when declared by the Board of Directors.

         (3) The shares of the Preferred Stocks shall be preferred over any other class or series of the Corporation's Capital Stock as to assets, and, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stocks shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders (whether from capital or surplus), an amount equal to $5.00 for each share of the Preferred Stocks held by such shareholder, before any distribution of the assets shall be made to the holders of the Voting Common Stock or Nonvoting Common Stock or to the holders of any other shares of Capital Stock now or hereafter authorized or issued by the Corporation. Upon payment of the preferential amounts specified in the preceding sentence, the holder of the Preferred Stocks shall not be entitled to any other or futher distribution. If, upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the entire assets of the Corporation available for distribution to its shareholders shall be insufficient to permit payment in full to the holders of the Preferred Stocks of the preferential amounts aforesaid, then the entire assets of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of the Preferred Stocks according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of said preferential amounts. A consolidation or merger of the Corporation with or into any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (3).

         (4) Each holder of Noncumulative Voting Preferred Stock shall be entitled to one vote for each one share of Noncumulative Voting Preferred Stock held by him at all elections of directors of the Corporation, and in respect to all of the matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, voting together as a single class with the holders of the Voting Common Stock and any other classes of Capital Stock or series thereof entitled to vote on any such matter. No change in any of the rights or preferences of the Noncumulative Voting Preferred Stock, so as to affect adversely the holder thereof, shall be made without first obtaining the approval of the holders of a majority of the total number of outstanding shares of the Noncumulative Voting Preferred Stock voting separately as one class. Holders of Noncumulative Nonvoting Preferred Stock shall have no voting rights with respect to such Noncumulative Nonvoting Preferred Stock, except as may be otherwise expressly provided by statute.

         (5) Each holder of Voting Common Stock shall be entitled to one vote for each one share of Voting Common Stock held by him at all elections of directors of the Corporation, and in respect to all of the matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, voting together as a single class with the holders of the Noncumulative Voting Preferred Stock and any other classes of Capital Stock or series thereof entitled to vote on any such matter. No change in any of the rights or preferences of the Voting Common Stock, so as to affect adversely the holder thereof, shall be made without first obtaining the approval of the holders of a majority of the total number of outstanding shares of the Voting Common Stock voting separately as one class. Holders of Nonvoting Common Stock shall have no voting rights with respect to such Nonvoting Common Stock, except as may be otherwise expressly provided by statute.

         (6) When these Articles of Amendment become effective, all of the presently authorized one hundred dollar ($100) par value Common Stock of the Corporation will be cancelled and all of the issued and outstanding shares of one hundred dollar ($100) par value Common Stock of the Corporation will be exchanged for 12,000 shares of Voting Common Stock, 585,800 shares of Noncumulative Voting Preferred Stock and 585,800 shares of Noncumulative Nonvoting Preferred Stock.

                                   ARTICLE III

                             ADOPTION OF AMENDMENTS

         The foregoing amendments were adopted by written consents of all of the directors and shareholders of the Corporation as of May 31, 1984, pursuant to Sections 21-2028 and 21-2057 of the Nebraska Business Corporation Act.

                                   ARTICLE IV

                               MANNER OF EXCHANGE

         The foregoing amendments were adopted by the Corporation in connection with its Plan of Recapitalization (the "Plan"). Pursuant to the Plan, the Board of Directors offered to exchange the newly authorized shares for the issued and outstanding shares of one hundred dollar ($100) par value Common Stock. All of the holders of the issued and outstanding shares of one hundred dollar ($100) par value Common Stock have accepted the offer of exchange and deposited their certificates representing the issued and outstanding shares of Common Stock with the officers of the Corporation. Pursuant to the Plan, when these Articles of Amendment become effective, said certificates will be cancelled and the newly authorized shares will be issued pursuant to the terms of the offer of exchange.

         DATED this 31st day of May, 1984.


                                             By /s/ Daniel W. Gardner
                                               ---------------------------------
                                               Daniel W. Gardner, President



Attest:

By /s/ Milton G. Waldbaum
  ----------------------------
  Milton G. Waldbaum, Assistant
    Secretary